UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

KANDI TECHNOLOGIES, CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices) (Zip Code)

(86-0579) 82239851
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 21, 2010, Kandi Technologies, Corp. (the “Company”) entered into a Securities Purchase Agreement with certain institutional investors, whereby the Company offered to sell 3,027,272 shares of the Company’s common stock (the “Shares”) and warrants to purchase up to 1,210912 shares of the Company’s common stock (the “Warrant Shares”) in a registered direct public offering (the “Offering”).  The Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-163222), which became effective on December 24, 2009, pursuant to a prospectus supplement, which was filed with the U.S. Securities and Exchange Commission on December 21, 2010.

In connection with the Offering, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the due authorization and valid issuance of the Shares and the Warrant Shares.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Exhibit Title or Description
5.1	Legal Opinion of K&L Gates LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 22, 2010

KANDI TECHNOLOGIES, CORP.

By:	/s/ Hu Xiaoming
Name: Hu Xiaoming
Title: Chief Executive Officer